[Willkie Farr & Gallagher LLP Letterhead]

July 20, 2006

Legg Mason Partners Variable Portfolios II

125 Broad Street

New York, New York 10004

Ladies and Gentlemen:

You have requested us, as counsel to Legg Mason Partners Variable Portfolios II, a Massachusetts business trust (the “Trust”), on behalf of two of its series, Legg Mason Partners Variable Fundamental Value Portfolio and Legg Mason Partners Variable Appreciation Portfolio, to furnish you with this opinion in connection with the Trust’s Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission on or about July 20, 2006 (the “Registration Statement”), registering (i) Legg Mason Partners Variable Fundamental Value Portfolio’s shares of beneficial interest to be issued in exchange for the assets of Legg Mason Partners Variable All Cap Portfolio, a series of Legg Mason Partners Variable Portfolios I, Inc., a Maryland corporation; and (ii) Legg Mason Partners Variable Appreciation Portfolio’s shares of beneficial interest to be issued (a) in exchange for the assets of Legg Mason Partners Variable Growth and Income Portfolio (A), a series of Legg Mason Partners Investment Series, a Massachusetts business trust, and (b) in exchange for the assets of Legg Mason Partners Variable Growth and Income Portfolio (B), a series of Legg Mason Partners Variable Portfolios II, a Massachusetts business trust, as described in the Registration Statement (the “Reorganizations”). Legg Mason Partners Variable Fundamental Value Portfolio and Legg Mason Partners Variable Appreciation Portfolio are referred to herein as the “Acquring Funds”; Legg Mason Partners Variable All Cap Portfolio, Legg Mason Partners Variable Growth and Income Portfolio (A) and Legg Mason Partners Variable Growth and Income Portfolio (B) are referred to herein as the “Acquired Funds”; and each Acquiring Fund’s shares of beneficial interest to be issued in connection with the Reorganizations are referred to herein as the “Shares.” The Agreements and Plans of Reorganization (the “Agreements”) provide for the proposed acquisition by each Acquiring Fund of all of the assets of the corresponding Acquired Fund solely in exchange for the corresponding Shares and the assumption by the Acquiring Fund of all of the liabilities of the corresponding Acquired Fund.

We have examined the Registration Statement, substantially in the form in which it is to become effective, the Trust’s Master Trust Agreement (the “Declaration”), as amended, the most recent amendment to the Declaration (the “Designation”), the By-Laws, as amended, resolutions adopted by the Trustees of the Trust at the meeting held on June 28, 2006, authorizing the Reorganizations and

Legg Mason Partners Variable Portfolios II

July 20, 2006

the issuance of the Shares on behalf of the Acquiring Funds (the “Resolutions”) and the form of the Agreements to be included in the Proxy Statement/Prospectus included in the Registration Statement. We have also examined such other records, documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination of the materials described above, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Trust and others, which facts we have not independently verified. We have further assumed that the Agreements will be duly executed and delivered in substantially the same form as those included in the corresponding Registration Statements and that upon such execution and delivery, each will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the Trust’s Declaration, Designation and the Resolutions and for the consideration described in the Agreements, will be validly issued, fully paid and nonassessable, except that shareholders of an Acquiring Fund may under certain circumstances be held personally liable for its obligations.

We hereby consent to the reference to us in the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement. We are furnishing this opinion solely for your benefit and this opinion may not be relied upon by any other person without our consent.

We are members of the Bar of the State of New York only and do not opine as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States, and the opinions set forth above are, accordingly, limited to the laws of those jurisdictions. As to matters governed by the laws of the Commonwealth of Massachusetts, we have relied upon the opinion of Bingham McCutchen LLP (which is attached hereto).

Very truly yours,

Willkie Farr & Gallagher LLP